Exhibit 23.1

Your Vision Our Focus

Independent Registered Public Accounting Firm’s Consent

The Board of Directors and Stockholders

Utilicraft Aerospace Industries, Inc.

Albuquerque, New Mexico

We consent to the use and inclusion in this Form SB-2 Registration Statement and the Prospectus, which is part of this Registration Statement, of our report dated March 10, 2006 on our audit of the financial statements of Utilicraft Aerospace Industries, Inc. at December 31, 2005 and for the year then ended, for the period from December 9, 2004 (inception) through December 31, 2004 and for the period from December 9, 2004 (inception) through December 31, 2005.

We also consent to the reference to our Firm under the caption “Experts” in the Registration Statement and Prospectus.

/s/ Turner, Stone & Company, L.L.P.

Certified Public Accountants

Dallas, Texas

March 16, 2006

Turner, Stone & Company, L.L.P.

Accountants and Consultants

12700 Park Central Drive, Suite 1400

Dalllas, Texas 75251

Telephone: 972-239-1660/Facsimile: 972-239-1665

Website: turnerstone.com